Exhibit 4.06

AMYRIS, INC.

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made and entered into as of February 23, 2012, by and among Amyris, Inc., a Delaware corporation (the “Company”), the Investors and the Common Holders.

RECITALS

WHEREAS, the Company, the Investors and the Common Holders are parties to that certain Amended and Restated Investors’ Rights Agreement dated June 21, 2010 (the “Rights Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.

WHEREAS, the Company, the Investors and the Common Holders desire to make certain amendments to the Rights Agreement and add certain parties thereto.

WHEREAS, pursuant to Section 3.7 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the (i) Company, and (ii) the holders of a majority of the Registrable Securities currently outstanding (together, the “Requisite Majority”).

WHEREAS, the undersigned parties constitute the Requisite Majority.

NOW, THEREFORE, the parties hereby agree as follows:

1. AMENDMENT OF SECTION 1.1(c) OF THE RIGHTS AGREEMENT. Section 1.1(c) of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“The term “Holder” means (i) any Investor having purchased more than 5% of the Preferred Stock sold by the Company, (ii) except with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, the Common Holders owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof, (iii) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated as of February 22, 2012 by and among the Company and the Purchasers identified therein (each a “Purchaser”), and (iv) an additional Investor hereto (to be identified to each Purchaser by written notice via electronic mail from the Secretary of the Company and to execute a counterpart signature page hereto prior to such party becoming an Investor and a Holder hereunder, the “Note Investor”) that purchases (a) promissory note(s) convertible into Common Stock with a principal amount of up to $30,000,000 in a private placement by the Company to be completed on or prior to February 29, 2012 (the “Convertible Notes”).”

2. AMENDMENT OF SECTION 1.1(f) OF THE RIGHTS AGREEMENT. Section 1.1(f) of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“The term “Registrable Securities” means: (i) any Common Stock issued or issuable upon conversion of the Preferred Stock of the Company, (ii) other than with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, any Common Stock of the Company held by the Common Holders, (iii) the Common Shares, as defined in that certain Stock Transfer Agreement, dated December 24, 2009, by and among the Company, certain holders of the Company’s Preferred Stock and certain holders of the Company’s Common Stock, (iv) shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated as of February 22, 2012 by and among the Company and the Purchasers, (v) Common Stock issued or issuable upon conversion of the Convertible Notes; and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the securities set forth in subsection (i), (ii), (iii) or (iv) hereof, excluding, however, any Registrable Securities which (A) have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, (B) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or (C) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis)”

3. AMENDMENT OF SECTION 1.12 OF THE RIGHTS AGREEMENT. Section 1.12 of the Rights Agreement shall be amended such that the following sentence at the end of the Section shall be deleted in its entirety:

“The Company shall not be obligated to effect any registration pursuant to this Section 1.12 if the Company delivers to the Holders requesting registration under this Section 1.12 an opinion, in form and substance reasonably acceptable to such Holders, of counsel reasonably satisfactory to such Holders, that all Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144 under the Act.”

4. AMENDMENT OF SECTION 1.15 OF THE RIGHTS AGREEMENT. Section 1.15 of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“No Holder shall be entitled to exercise any right provided for in this Section 1 after February 23, 2017.”

5. AMENDMENT OF SECTION 3.5 OF THE RIGHTS AGREEMENT. Section 3.5 of the Rights Agreement shall be amended such that the following words are added to the end of the Section:

“Notwithstanding anything to the contrary in this Agreement, in the event the Company is required to provide notice to Holders pursuant to the terms of this Agreement, the Company shall only be required to provide such notice to those Holders who hold shares of record of the Company’s capital stock at the time such notice is required to be provided by the Company.”

6. ADDITION OF PARTIES TO RIGHTS AGREEMENT. Effective upon the execution of this Amendment, each Purchaser shall each become a party to the Rights Agreement as an “Investor”, and in connection therewith they shall each execute a counterpart signature page to the Rights Agreement in substantially the form attached hereto as Exhibit A. Effective immediately following both notification to the Purchasers with respect to the identity of the Note Holder as contemplated by Section 1.1(c) as amended hereby and execution of a counterpart signature page by the Note Investor, Note Investor shall become a party to the Rights Agreement as an “Investor.”

7. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, the terms of the Rights Agreement shall remain in full force and effect.

8. GOVERNING LAW. This Amendment shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

9. INTEGRATION. This Amendment and the Rights Agreement and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

10. COUNTERPARTS; FACSIMILE. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

AMYRIS, INC.

By:	/s/ John Melo
John Melo, Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Doerr
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

KHOSLA VENTURES II, L.P.

By:	/s/ Samir Kaul
Name:	Samir Kaul
Title:

KHOSLA VENTURES III, LP

By:	/s/ Samir Kaul
Name:	Samir Kaul
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon
Name:	Arnaud Chaperon
Title:	Chairman

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

MAXWELL (MAURITIUS) PTE LTD

By:	/s/ Jonathan Ang
Name:	Jonathan Ang
Title:	Authorised Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

NAXYRIS S.A.

By:	/s/ S. Reckinger
Name:	S. Reckinger
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMMON HOLDERS

/s/ John Melo
John Melo

Address:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

Counterpart Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

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[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]